EXHIBIT 99.1
                                                                    ------------


GMX RESOURCES INC.
------------------
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.                                      Ken L. Kenworthy, Jr.
Executive V. P., CFO                                       President, CEO
405.600.0711 x16                                           405.600.0711 x11

GMX RESOURCES INC. ANNOUNCES 119% INCREASE IN REVENUES, FIRST QUARTER 2005 RESULTS, BANK COMMITMENT LETTER, 2ND STAGE TREATMENT SUCCESSES, MCLACHLAN RIG #5 ARRIVAL DATE, OPERATIONAL UPDATE, UPCOMING CONFERENCE CALL AND WEBCAST

OKLAHOMA CITY, OKLAHOMA, THURSDAY, MAY 12, 2005 GMX RESOURCES INC., NASDAQ NMS:
'GMXR'; WARRANTS: 'GMXRW', (WWW.GMXRESOURCES.COM); GMXR announced the Company's results for the quarter ended March 31, 2005. "Our first quarter results were a net income of $604,524 compared to a net loss of $179,951 for the first quarter 2004. The increase in net income was due to a 91% increase in production volumes and a 16% increase in oil and gas prices. This increase in production is the result of the successful well completions in the Cotton Valley Sands ("CVS") in our North Carthage, East Texas properties," stated Ken L. Kenworthy, Chief Financial Officer of GMXR. "Also the Company has obtained a commitment letter from Hibernia National Bank for an initial increased line of credit for $17 million, which can be used for drilling in our East Texas properties," stated Mr. Kenworthy. This financing, which will replace the Company's existing credit facility, is subject to completion of definitive loan documents and is expected to close before July 1, 2005.

Revenues for the first quarter were $2,617,680 compared to $1,194,087 in the first quarter of 2004, an increase of 119%. Net income was $604,524 compared to a loss of $179,951 in the first quarter 2004. Net income per share was 7 cents per basic and diluted share compared to a net loss of 3 cents per basic and diluted share in the first quarter 2004. For the purpose of computing the income per basic share in 2005, the Company had 8,120,307 weighted average common shares outstanding, an increase of 23.5% from the 6,575,000 weighted shares for the first quarter in 2004.

The increase in revenues in the first quarter 2005 versus 2004 was $1,423,593. This was offset with increases in (a) lease operations of $175,587, resulting from additional new wells and higher maintenance costs, (b) increase in depreciation, depletion and amortization of $315,284 due to increased volume and higher development costs, and (c) all other expenses of $148,247 due to increased volumes.

     OPERATIONAL AND JOINT DEVELOPMENT UPDATE:

1Q05 ACTIVITY JV AREAS
As previously reported, during the first quarter, Penn Virginia Oil & Gas, L.P. ("PVOG"), a subsidiary of Penn Virginia Corporation (NYSE: PVA) completed five and drilled four Cotton

Valley wells in GMXR/PVA 30% INTEREST AREA (formerly referred to as Phase I) of our joint venture project (JV 30% AREA). Several 2nd Stage fracture treatments were done in other Upper CVS and eight more wells had tubing installed, which has materially improved production in those wells.

2Q05 & 2005 PLANNED ACTIVITY JV AREAS
PVOG is currently drilling well number 23 in JV 30% AREA. Locations are being built in GMXR/PVA 50% INTEREST AREA (formerly referred to as Phase II) of our joint venture project (JV 50% AREA) where drilling will begin in mid June 2005. In the JV 50% Area, GMXR has a 20% carried interest in the first two wells and then up to 50% working interest thereafter. Second stage fracture treatments and completions of additional zones, particularly the `Davis Sands' in the CVS have resulted in two wells producing at 25% & 100% above composite average natural gas rates for our CVS wells and reduced water rates (per thousand cubic feet of gas) by 40% to 67% of the composite average for the first 70 days. "These wells rates are not unusual to the CVS trend from the Overton, Oak Hill, Tatum, Blocker and Waskom Fields, but are considerably better than other wells in our JV 30% AREA," stated Ken Kenworthy, Jr., Chief Executive Officer of GMXR. "These improvements may bring up the average ultimate reserves for our statistical development CVS play, as it is common to the CVS trend to have sweet spots within it. Preliminary work indicates possibly larger reservoirs and/or higher porosity and permeability. Interestingly, the characteristics of this interval may be replicated and were previously not completed in five wells drilled in 2001 in GMXR 100% AREA. We will be evaluating 2nd stage treatments in the existing wells," stated Kenworthy. Twelve of twenty-two wells have had second stage treatments and fourteen wells have installed tubing. Production in our JV 30% AREA has been as high as 13,000 mcfepd and is now approximately 11,000 mcfepd. PVA also announced at its 1Q05 conference call that it expects to bring in a second drilling rig in late June 2005.

1Q05 ACTIVITY GMXR 100% AREA
Four re-completions were put on gas lift and production is near 300 mcfgpd per well on three of the wells and all are still increasing.

2005 PLANNED ACTIVITY GMXR 100% AREA
Ken Kenworthy, Jr., Chief Executive Officer of GMXR stated, "We will begin drilling 100% wells in GMXR 100% AREA on approximately June 1, 2005. Our contractor McLachlan Drilling Co will deliver its rig #5, which includes an IDECO BIR 800, 1,000 HP, with IDECO 1,000 Draworks. We have purchased two rebuilt National 8P80 Triplex Mud Pumps 800 HP, powered by rebuilt CAT D-398s, which are being fitted to the rig prior to its move to Texas. We will recover our costs by leasing these Mud Pumps back to McLachlan. We have twelve location pads completed or nearing readiness for the rig. We will receive delivery of another DPC-360 compressor in the next week, which will increase our capacity by 2 mmcfgpd. Additional compression has been ordered and should be installed periodically throughout the development. Right of way clearing and pipeline construction is also underway, in an attempt to add to ENDEAVOR PIPELINE INC.'S (our wholly owned subsidiary) gathering infrastructure ahead of development. Our `2005 Plan' now is estimated to achieve the drilling of 8-10 gross and net wells in GMXR 100% AREA plus 16 gross 4.6 net wells across the rest of the property base, with only two drilling rigs, which is a three fold increase in net wells compared to 2004. We are currently budgeting approximately $23 million in completed well costs and field infrastructure for

2005, which is expected to be funded out of cash flow and availability under our new bank credit facility. If PVOG contracts a second rig as planned in June, we will likely need additional external sources of capital to fund our share of additional drilling in 2005"

NEW MEXICO
In New Mexico, in Lea County, GMXR has agreed with four other energy companies to create a 960-acre Unit for combing leases to share proportionately certain costs and production rights. GMXR has elected to participate with Yates Petroleum Corporation, in the drilling of a Morrow test to 12,600 feet in the Gosden BGI State #1 in the SE NW of Section 1 T10S - R33E. Under this unit, in the first well in each 320 acre tract we will have a 7.7% working interest and a 2.2% overriding royalty interest before payout; after payout (APO), we convert to a 14.57% working interest with a 12.75% net revenue interest. In all other Morrow wells in this unit, our interest will be the APO interest. The first well should spud this month.

2Q05 PRODUCTION GUIDANCE
Our 2Q05 production is currently estimated to be approximately 460mmcfe, which is a 63% increase over 2Q04.


GMXR will discuss its first quarter earnings for 2005 and give an operational overview in an upcoming conference call and Internet webcast on Thursday May 12, 2005 at 4:00 p.m. Eastern time. You can participate via phone by dialing 1-800-362-0571 five to ten minutes before the scheduled start of the conference call. You can also access the conference call via Internet webcast by logging on to the Company's website at www.gmxresources.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. You can find the Internet webcast link under the Investor Relations tab where you will be required to register your name and email address. You must have either Microsoft Media Player or Real Player to access the conference call. A free download of either player is also available at this link. An on-demand replay of the conference call will be available on the GMXR web site for 90 days shortly after the call. You may also access a replay of the conference call via phone from 5:00 p.m. Eastern time May 12, 2005 through midnight Wednesday May 18, 2005 by calling 1-800-362-0571.


GMX RESOURCES INC. is an independent natural gas producer, headquartered in Oklahoma City, Oklahoma. GMXR has interests in 73 gross/46.7 net producing wells in Texas, Louisiana & New Mexico. GMXR also has a large inventory of development prospects in North Carthage Field of East Texas as follows: 67 gross- 39 net Cotton Valley Sand (CVS) proved undeveloped wells, 113 gross- 74 net CVS probable locations on 160-80 acre spacing and 275 gross- 150 net probable CVS locations on 40 acre spacing. The Company's strategy is to significantly grow production, grow its natural gas reserves and build shareholder value.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the company's financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the company's properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company's properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the company's ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the company. Reference is made to the company's reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.

                       GMX Resources Inc. and Subsidiaries
                           Consolidated Balance Sheet

                                                               December 31,      March 31,
                                                                   2004            2005
                                                               ------------    ------------
                                   ASSETS                                       (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                    $    862,546         812,110
  Accounts receivable--interest owners                               96,248         109,003
  Accounts receivable--oil and gas revenues                       1,501,073       1,367,933
  Inventories                                                       204,442         195,574
  Prepaid expenses                                                  108,447         104,142
                                                               ------------    ------------
                Total current assets                              2,772,756       2,588,762
                                                               ------------    ------------

OIL AND GAS PROPERTIES, AT COST, BASED ON THE FULL
COST METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES             42,452,970      45,890,078
  Less accumulated depreciation, depletion, and amortization     (6,496,210)     (7,142,810)
                                                               ------------    ------------
                                                                 35,956,760      38,747,268
                                                               ------------    ------------
OTHER PROPERTY AND EQUIPMENT                                      3,515,422       3,709,096
  Less accumulated depreciation                                  (1,308,358)     (1,398,559)
                                                               ------------    ------------
                                                                  2,207,064       2,310,537
                                                               ------------    ------------

OTHER ASSETS                                                         54,883          53,882
                                                               ------------    ------------
                   TOTAL ASSETS                                $ 40,991,463      43,700,449
                                                               ============    ============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                             $  2,321,517       2,409,166
  Accrued expenses                                                  134,718         236,374
  Accrued interest                                                     --              --
  Revenue distributions payable                                     274,862         263,333
  Current portion of long-term debt                                 433,933         400,937
                                                               ------------    ------------
                   Total current liabilities                      3,165,030       3,309,810
                                                               ------------    ------------

LONG-TERM DEBT, LESS CURRENT PORTION                              3,328,361       5,151,848
                                                               ------------    ------------

OTHER LIABILITIES                                                 2,091,216       2,150,386
                                                               ------------    ------------

SHAREHOLDERS' EQUITY
  Preferred stock, par value $.01 per share, 500,000 shares authorized Common stock, par value $.001 per share--authorized 50,000,000 shares;

   issued and outstanding 8,053,539 shares in 2004 and
   8,201,587 shares in 2005                                           8,054           8,202
  Additional paid-in capital                                     29,305,012      29,381,889
  Retained earnings                                               3,093,790       3,698,314
                                                               ------------    ------------
                  Total shareholders' equity                     32,406,856      33,088,405
                                                               ------------    ------------
                 TOTAL LIABILITES AND SHAREHOLDERS' EQUITY     $ 40,991,463      43,700,449
                                                               ============    ============

                       GMX RESOURCES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 2005

                                                                   2004           2005
                                                               -----------    -----------
REVENUE:
  Oil and gas sales                                            $ 1,192,758    $ 2,614,895
  Interest income                                                    1,329          2,749
  Other income (loss)                                                 --               36
                                                               -----------    -----------
              Total revenue                                      1,194,087      2,617,680
                                                               -----------    -----------


EXPENSES:
  Lease operations                                                 272,929        448,516
  Accretion expense on asset retirement obligations                  5,630
  Production and severance taxes                                    77,815        131,537
  Depreciation, depletion, and amortization                        421,517        736,801
  Interest                                                         139,661         59,744
  General and administrative                                       462,116        636,558
                                                               -----------    -----------

              Total expenses                                     1,374,038      2,013,156
                                                               -----------    -----------

       Income (loss) before income taxes                          (179,951)       604,524

INCOME TAXES                                                          --             --
                                                               -----------    -----------

Net Income (Loss)                                              $  (179,951)   $   604,524
                                                               ===========    ===========

EARNINGS (LOSS) PER SHARE                                      $     (0.03)   $      0.07
                                                               ===========    ===========
EARNINGS (LOSS) PER SHARE - Basic and Diluted                  $     (0.03)   $      0.07
                                                               ===========    ===========
WEIGHTED AVERAGE COMMON SHARE - BASIC                            6,575,000      8,120,307
                                                               ===========    ===========
WEIGHTED AVERAGE COMMON SHARE - DILUTED                          6,758,931      8,223,621
                                                               ===========    ===========

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2005

                                                                   2004           2005
                                                               -----------    -----------
CASH FLOWS DUE TO OPERATING ACTIVITIES
  Net Income (Loss)                                            $  (179,951)   $   604,524
  Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating activities:
    Depreciation, depletion, and amortization                      421,517        736,801
    Accretion of asset retirement obligation                         5,630         10,259
    Amortization of loan fees                                       36,235         17,348
    Decrease (increase) in:
      Accounts receivable                                          272,666        120,385
      Inventories and prepaid expenses                            (241,013)        (3,174)
    Increase (decrease) in:
      Accounts payable                                            (427,162)        87,649
      Accrued expenses and liabilities                             103,340        101,656
      Revenue distributions payable                                121,440         24,609
                                                               -----------    -----------

      Net cash provided by operating activities                     82,702      1,700,057
                                                               -----------    -----------

CASH FLOWS DUE TO INVESTING ACTIVITIES
  Additions to oil and gas properties                             (706,096)    (3,424,335)
  Purchase of property and equipment                                  --         (193,674)
                                                               -----------    -----------
      Net cash provided by (used in) investing activities         (706,096)    (3,618,009)
                                                               -----------    -----------

CASH FLOW DUE TO FINANCING ACTIVITIES
  Advance on borrowings                                          1,000,000      2,046,693
  Payments on debt                                                (430,000)      (256,203)
  Proceeds from sale of stock                                         --           77,025
                                                               -----------    -----------
      Net cash provided by (used in) financing activities          570,000      1,867,516
                                                               -----------    -----------

NET INCREASE (DECREASE) IN CASH                                    (53,394)       (50,436)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                   637,522        862,546
                                                               -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                         584,128    $   812,110
                                                               ===========    ===========

CASH PAID FOR INTEREST                                             133,247    $    42,395
                                                               ===========    ===========